EXHIBIT 10.2

Portland General Electric Company 121 SW Salmon Street - 1WTC17 - Portland, Oregon 97204 503-464-2095 portlandgeneral.com	Maria M. Pope President and CEO

October 28, 2020

James A. Ajello
23 N. Creekside Court
Houston, Texas 77055

Dear Jim,

On behalf of Portland General Electric Company (the “Company”), I am pleased to offer you the position of Senior Advisor for Portland General Electric Company beginning November 30, 2020. On January 1, 2021, your position will become Senior Vice President, Finance, Chief Financial Officer and Treasurer.

Subject to the terms and conditions of this offer letter, we are offering the following compensation (all subject to applicable withholding taxes and other Company deductions of course):

•Annual base salary of $550,000, payable in accordance with the Company’s standard payroll practice.
•An annual cash incentive award for 2021 (but not 2020) with a target award equal to 60% of your base pay paid in 2021 (“ACI Award”). The award will be granted at the time that executive officer awards are granted by the Compensation and Human Resources Committee (the “Compensation Committee”) for the 2021 award year under the Company’s 2008 Master Annual Cash Incentive Award Plan (“2021 ACI Program”). The payout metrics for the ACI Award will be the same as those established for the Chief Executive Officer under the 2021 ACI Program. Your award will otherwise generally be subject to the terms and conditions of the 2021 ACI Program, except that in the event you voluntarily separate from the Company before payments are made under the 2021 ACI Program for reasons other than Cause, your ACI award will be determined based upon the assumption that you achieved target performance under the plan, but prorated based on your period of service during 2021. For purposes of this offer letter, “Cause” has the same meaning given to it in the Company’s Severance Pay Plan for Executive Employees. In the event you involuntarily separate from the Company before payments are made under the 2021 ACI Program for reasons other than Cause, however, you will be entitled to your full target ACI Award.
•An award of $600,000 in restricted stock units (valued based on the NYSE closing price of the Company’s common stock on November 30, 2020) with the following time-based vesting conditions:
◦$300,000 vesting upon hire (or, if later, the date of grant)
◦$300,000 vesting 6 months after your date of hire or upon separation, if separation is for reasons other than Cause but occurs earlier than 6 months after your date of hire.
This award will be effective on your hire date, November 30, 2020. The award will be subject to the terms and conditions of the Portland General Electric Company Stock Incentive Plan (“Stock Incentive Plan”) and the form of Restricted Stock Unit Award Agreement attached to this offer letter, but will not conflict with the aforementioned stated amounts and timing of the grants.
•Participation in the Company’s 2021-2023 Long-Term Incentive Program for executive officers (“LTI Program”), with a target award multiple of no less than 120% of your 2021 base salary. Your base salary will be established by the Compensation Committee in the first quarter of 2021 and will be no less than $550,000. Participants receive a portion of their total LTI Program award opportunity in the form of restricted stock units with performance-based vesting conditions that vest after a three-year performance period. Metrics for the awards are established by the Compensation Committee during the first quarter of the year. This award will be subject to the terms and conditions of the Stock Incentive Plan and the form of Officer and Key Employees’ Performance Share Grant Agreement attached to this offer letter.
•After January 1, 2021, your paid time off (“PTO”) will accrue at a rate of 6.15 hours per pay period and you will be eligible for an additional nine paid Company holidays. Additionally, as an officer of the Company, you will accrue an additional two weeks of PTO on January 1, 2021.
•Participation in the Company’s benefit plans for which you are eligible, including the Portland General Electric Company 2005 Management Deferred Compensation Plan, the Severance Pay Plan for Executive Employees and the Portland General Electric Company 401(k) Plan.
•Secured parking provided at the Company’s headquarters in the World Trade Center in Portland, Oregon.

Contingencies:

Jim, our offer of employment is contingent upon successful completion of the following:

•The enhanced financial officer background check;
•Credit check;
•Reference check;
•The chemical analysis for prohibited drugs;
•The attached Non-Disclosure Agreement;
•The attached Motor Vehicle Record form;
•The federal employment eligibility verification (I-9) form (this form to be completed prior to your date of hire);
•Please read the enclosed Code of Business Ethics and Conduct brochure (you will then be required to complete the Code of Business Ethics and Conduct affirmation form that will be part of the pre-hire forms you complete); and
•The Company requires all new hires to enroll in automatic direct deposit for receiving compensation except where an exception is specifically provided under Oregon law. You will be required to complete the Automatic Deposit Authorization Agreement that will be part of the pre-hire forms you complete Additional information related to your onboarding will be provided shortly, including the completion of additional pre-hire forms.

Employment at Will:
This offer is not a contract of employment for a fixed term. You may terminate your employment with the Company at any time for any reason and the Company may terminate your employment at any time for any reason. The terms and conditions stated above constitute the entire offer of employment. Any promises, conditions, prerequisites, or statements made prior to this offer and not expressly stated within this offer of employment, should not be considered binding upon the Company.

Expenses and Fees:
You will be reimbursed for all reasonably necessary travel and expenses and any accommodations. The company will also reimburse your reasonable attorney and tax advisor fees for legal services in reviewing this agreement and related documents, and any advice or preparation fees arising out of Oregon tax laws and requirements.

Any such reimbursed amounts for expenses and fees will be grossed up to account for taxes should it be determined that they are taxable income to you.

Indemnification:
For purposes of the Company’s Officer indemnification agreement, your service from November 30, 2020 – December 31, 2020 shall be deemed to be service as an officer.

Jim, we hope that this position will afford you the opportunities and challenges you are seeking in your career and we are grateful for your interest in joining the Company. Please acknowledge your acceptance in writing on a copy of this offer letter and return to me along with the executed Non-Disclosure Agreement and Motor Vehicle Record form.

Sincerely,

Portland General Electric Company

By: /s/ Maria Pope
Maria M. Pope
President and Chief Executive Officer

Accepted and agreed:

/s/ James A. Ajello
James A. Ajello

____10/28/2020_______________________
Date Signed

OFFICERS’ AND KEY EMPLOYEES’
RESTRICTED STOCK UNIT AGREEMENT

1. Award of Restricted Stock Units

(a)Portland General Electric Company (the “Company”) hereby grants [NUMBER] restricted stock units (the “Restricted Stock Units”) to James A. Ajello (the “Grantee”). A Restricted Stock Unit represents the right to receive a share of the Company's common stock (a “Share”) at a future date in accordance with and subject to the terms of this Agreement.

(b)The grant is effective as of November 30, 2020 (the “Grant Date”).

(c)The grant is made under the Portland General Electric Company Stock Incentive Plan (the “Plan”) and is subject to the terms and conditions of the Plan and this agreement (the “Agreement”).

(d)Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Plan unless the context clearly requires an alternative meaning.

2. Vesting

Except as otherwise provided in Sections 4 and 5 below, the Grantee shall become vested in the Restricted Stock Units as follows:

(a)50% of the Restricted Stock Units will vest immediately on the Grant Date; and

(b)50% of the Restricted Stock Units will vest on May 30, 2021 (the “Final Vesting Date”), provided that the Grantee remains in the employment or in the service of the Company or its subsidiaries or Affiliates until such date.

3.Settlement in Shares

As soon as practicable after a Restricted Stock Unit vests, the Company shall settle the Restricted Stock Unit by issuing a Share to the Grantee, but in no event later than the March 15th following the year in which the

Restricted Stock Unit vests (and in no event later than the March 15th following the year in which the Grantee terminates due to death or disability, if such termination results in vesting). Upon such settlement, the Grantee shall have no further rights under the Restricted Stock Unit.

4.Termination of Employment

(a)If the Grantee's employment and service with the Company and its subsidiaries or Affiliates is terminated (a “Termination”) before the Final Vesting Date, the Grantee will forfeit all unvested Restricted Stock Units, except as provided in Section 4(b) and Section 5 below. The Compensation and Human Resources Committee of the Board of Directors (the “Committee”) shall determine the date of any Termination.

(b)Notwithstanding the preceding provisions of this Agreement, subject to Section 5 below, if, before the Final Vesting Date, the Grantee experiences a Termination due to death, disability (as determined under the long-term disability program of the Company or its subsidiary or Affiliate covering the Grantee) or involuntary termination (other than for Cause as defined in Section 5 below), the Grantee shall immediately be vested in all unvested Restricted Stock Units.

5.Change in Control

Notwithstanding the preceding provisions of this Agreement:

Any Restricted Stock Units that have not previously vested shall be deemed vested as of the date of any Termination within two years following a Change in Control (i) by the Company or any subsidiary or Affiliate or any successor entity for any reason other than for Cause or (ii) by the Grantee within 90 days after there is (a) a material adverse change in the nature of the Grantee’s duties or responsibilities from those in effect immediately prior to the Change in Control, provided that merely ceasing to be an officer of a public company shall not, by itself, constitute a material adverse change for purposes of this provision, (b) a material reduction in the Grantee’s base compensation or incentive compensation opportunities from those in effect immediately prior to the Change in Control or as they respectively may be increased thereafter from time to time or (c) a mandatory relocation of Grantee’s principal place of work in excess of 50 miles.

Dividend Equivalent Rights shall be determined in accordance with Section 8 hereof.

Any Restricted Stock Units that vest pursuant to this Section 5 shall be settled as soon as possible following the Termination but in no event later than 60 days following the date of the Termination.

For purposes of this Section 5, “Cause” means conduct involving one or more of the following: (i) the substantial and continuing failure of the Grantee to perform substantially all of his or her duties to the Company in accordance with the Grantee’s obligations and position with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after 30 days’ notice from the Company, such notice setting forth in reasonable detail the nature of such failure, and in the event the Grantee fails to cure such breach or failure within 30 days of notice from the Company, if such breach or failure is capable of cure; (ii) the violation of a Company policy, which violation could reasonably be expected to result in Termination; (iii) dishonesty, gross negligence, breach of fiduciary duty; (iv) the commission by the Grantee of an act of fraud or embezzlement, as found by a court of competent jurisdiction; (v) the conviction of the Grantee of a felony; or (vi) a material breach of the terms of an agreement with the Company, provided that the Company provides the Grantee with adequate notice of such breach and the Grantee fails to cure such breach, if the breach is reasonably curable, within thirty (30) days after receipt of such notice.

6.Nontransferability of Award

No portion of this award shall be transferable during the Grantee's lifetime. The Grantee may, from time to time, designate one or more beneficiary or beneficiaries (including contingently or successively) to whom any award under this Agreement shall be paid in case of the Grantee's death. Each such designation shall revoke all prior designations by the Grantee, shall be in a form prescribed by the Company and shall be effective only when filed by the Grantee in writing with the Company during the Grantee's lifetime. In the absence of any such designation, in the event of the Grantee's death, awards under this Agreement shall be transferable only by will or the laws of descent and distribution. The transferability of the Shares issued in settlement of the Restricted Stock Units may also be limited in accordance with any legend on the certificate(s) representing such Shares that restricts the transferability of the Shares.

7.Shareholder Rights

The Grantee will not have any shareholder rights with respect to the Restricted Stock Units, including the right to vote or receive dividends, until Shares are issued to the Grantee in settlement of the Restricted Stock Units.

8.Dividend Equivalent Rights

The Grantee shall be entitled to one Dividend Equivalent Right for each Restricted Stock Unit granted hereunder. A Dividend Equivalent Right entitles the Grantee to receive an amount equal to any dividends paid on a Share, which dividends have a record date between the Grant Date and the vesting date for the related Restricted Stock Unit, except that in the event the final vesting date of the related Restricted Stock Unit falls between a dividend record date and the related payment date, the amount payable with respect to such dividend shall be paid in a number of Shares determined by using the Fair Market Value of the Shares on the last preceding trading day before the Restricted Stock Unit vesting date. The amount payable with respect to a dividend under a Dividend Equivalent Right shall be paid in a number of Shares determined by using the Fair Market Value of Shares as of the date such dividend is paid to holders of Shares. A Dividend Equivalent Right shall vest and become payable on the same terms as the related Restricted Stock Unit. Notwithstanding the foregoing, the number of Shares to be issued to the Grantee with respect to Dividend Equivalent Rights that vest on a given vesting date shall be determined by rounding to the nearest whole number.

9.Withholding

The Company's obligation to deliver the certificate(s) representing Shares issued to settle Restricted Stock Units and Dividend Equivalent Rights shall be subject to the satisfaction of applicable tax withholding requirements, including federal, state and local requirements. Unless, prior to the vesting date for the related Restricted Stock Units, the Grantee notifies the Company in writing of the Grantee’s intention to remit sufficient funds to the Company or Grantee's employer to satisfy all applicable withholding requirements prior to the date Shares are to be delivered to the Grantee, then, subject to applicable law, the Company or Grantee's employer shall withhold Shares otherwise deliverable to the Grantee with a Fair Market Value sufficient to satisfy the applicable withholding requirements.

10.Amendments

The Committee may from time to time amend the terms of this Agreement to the extent it deems appropriate to carry out the terms and provisions of the Plan. Notwithstanding the foregoing, any amendment materially adverse to the economic interests of the Grantee shall be effective only if consented to by the Grantee in writing.

11.Incorporation of Plan Terms

The terms and conditions of the Plan are incorporated into and made a part of this Agreement. In the event of any difference between the provisions of this Agreement and the terms of the Plan, the terms of the Plan will control.

12.Interpretation of Agreement and Plan

The Committee shall have sole power to interpret and construe any provisions of this Agreement or the Plan. Any such interpretation or construction made by the Committee shall be final and conclusive.

13.Grant Not to Affect Employment

The Restricted Stock Units and Dividend Equivalent Rights granted hereunder and Shares issued in settlement of the Restricted Stock Units or Dividend Equivalent Rights shall not confer upon the Grantee any right to continue in the employment of the Company or its subsidiaries or Affiliates.

14.Severability

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Unless such an invalid or unenforceable provision can be appropriately reformed or modified, this Agreement shall be construed as if such provision were omitted.

15.Miscellaneous

The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

16.Securities Laws

The Committee may from time to time impose any conditions on the Restricted Stock Units, Dividend Equivalent Rights or Shares issued in settlement of the Restricted Stock Units or Dividend Equivalent Rights as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the requirements of applicable securities laws.

17.Notices

All notices or other communications given hereunder shall be in writing, and any notices or other communications required to be given hereunder shall be sent by registered or certified mail, return receipt requested, postage prepaid, or by hand delivery, or expedited delivery service, delivery charges prepaid and with acknowledged receipt of delivery. A notice or other communication shall be deemed given on the date of acceptance or refusal of acceptance shown on such receipt and shall be addressed, as the case may be, to the Grantee and to the Company at the following applicable address:

(a)If to the Grantee, to the most recent address for Grantee that the Company or its subsidiaries have in their records.

(b)If to the Company, to:
Portland General Electric Company
Attn: Anne Mersereau
121 SW Salmon Street
Portland ,OR 97204

Any party may, by notice given in compliance with this Section, change its address for all subsequent notices. Notice by either party shall be deemed sufficient if signed by such party's counsel and also, in the case of the Company, by any of the Company's officers, if otherwise given in compliance with this Section.

18.Entire Agreement

This Agreement (which incorporates the terms and conditions of the Plan) constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement supersedes all prior discussions, negotiations, understandings, commitments and agreements with respect to such matters.

19.Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon. With respect to any suit, action or proceedings relating to this Agreement (the “Proceedings”), each party irrevocably submits to the exclusive jurisdiction of the courts of the State of Oregon and the United States District Court located in Multnomah County, Oregon, and irrevocably waives any objection that it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party. Nothing in this Agreement precludes either party from enforcing in any jurisdiction any judgment, order or award obtained in any such court.

20.Grantee Acknowledgement

Grantee acknowledges that he/she had sufficient time to consider this Agreement and to seek legal consultation and has fully read and understands this Agreement.

JAMES A. AJELLO	PORTLAND GENERAL ELECTRIC COMPANY

By:
Its:
Date:	Date:

FORM OF
OFFICERS’ AND KEY EMPLOYEES’
PERFORMANCE STOCK UNIT AGREEMENT

1.Award of Performance Stock Units

(a)Portland General Electric Company (the "Company") hereby grants ___________ performance stock units ("Performance Stock Units") to James A. Ajello (the "Grantee") in accordance with the terms of this agreement (the "Agreement").

(b)A Performance Stock Unit represents the right to receive a share of the Company's common stock ("Share") at a future date and time, subject to and in accordance with the vesting provisions provided herein.

(c)The grant is effective as of February __, 2021 (the "Grant Date").

(d)The three-year performance period applicable to this grant is January 1, 2021 to December 31, 2023 (the "Performance Period").

(e)The grant is made under the Portland General Electric Company Stock Incentive Plan, as amended and restated (the "Plan") and is subject to the terms and conditions of the Plan and this Agreement.

(f)Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Plan unless the context clearly requires an alternative meaning.

2.Performance-Based Vesting

Subject to Section 7 below, at the conclusion of the Performance Period, the Committee shall determine the number of Performance Stock Units that shall vest, if any, by multiplying the Performance Percentage (determined in accordance with the schedule attached as Appendix A) by the number of Performance Stock Units.

3.Settlement in Shares

The Company shall settle each vested Performance Stock Unit by issuing a Share to the Grantee. Vested Performance Stock Units will be settled as soon as possible following the conclusion of the Performance Period (or as otherwise provided in Section 7), but in no event later than the March 15th of the calendar year following the vesting date.

4.Dividend Equivalent Rights

The Grantee shall be entitled to a Dividend Equivalent Right for each vested Performance Stock Unit. A Dividend Equivalent Right entitles the Grantee to receive an amount equal to any dividends paid on a Share, which dividends have a record date between the Grant Date and the settlement date of the Performance Stock Unit. At the same time that vested Performance Stock Units are settled, the Company shall settle each Dividend Equivalent Right by issuing Shares to the Grantee. The amount payable with respect to a dividend under a Dividend Equivalent Right shall be paid in a number of Shares determined by using the Fair Market Value of Shares as of the date such dividend is paid to holders of Shares. Notwithstanding the foregoing, the number of Shares to be issued to the Grantee with respect to Dividend Equivalent Rights that vest on a given vesting date shall be determined by rounding to the nearest whole number.

5.Shareholder Rights

The Grantee will not have any shareholder rights with respect to the Performance Stock Units or Dividend Equivalent Rights, including the right to vote or receive dividends, until Shares are issued to the Grantee in settlement of the vested Performance Stock Units and Dividend Equivalent Rights.

6.Termination of Employment

(a)If the Grantee's employment and service with the Company and its subsidiaries or Affiliates is terminated (a "Termination") before the expiration of the Performance Period the Grantee will forfeit all unvested Performance Stock Units, except as provided in Section 6(b), Section 6(c) and Section 7 below. The Committee shall determine the date of any Termination.

(b)Subject to Section 6(c) and Section 7 below, if, before the expiration of the Performance Period, the Grantee experiences a Termination due to death, disability (as determined under the long-term disability program of the Company or its subsidiary or Affiliate covering the Grantee) or retirement (as determined under the Company's qualified defined benefit pension plan but other than for Cause as defined in Section 7 below), a percentage of the Performance Stock Units may vest at the end of the Performance Period. The number of Performance Stock Units that vest, if any, shall be determined by multiplying (a) the Performance Percentage (determined in accordance with the schedule attached as Appendix A) by (b) the number of Performance Stock Units by (c) the percentage of the Performance Period that the Grantee was actively employed. The Grantee will forfeit any remaining Performance Stock Units.

(c)If, before the expiration of the Performance Period, the Grantee satisfies the Rule of 75 on the date of the Grantee’s Termination for reasons other than Cause as defined in Section 7 below (including due to death or disability), a number of Performance Stock Units may vest, with the number vesting, if any, determined by multiplying (a) the Performance Percentage (determined in accordance with the schedule attached as Appendix A) by (b) the number of Performance Stock Units. For purposes of this Agreement, a Grantee satisfies the Rule of 75 at a certain date if, as of that date, (i) the Grantee is at least age 55, (ii) the Grantee has completed no less than five years of service for the Company and/or its subsidiaries or Affiliates, and (iii) the Grantee’s age plus years of service for the Company and/or any of its Subsidiary Corporations or Affiliates is equal to no less than 75.

7.Change in Control

Notwithstanding the preceding provisions of this Agreement:

Any Performance Stock Units that have not previously vested shall be deemed vested at the target level of performance as of the date of any Termination within two years following a Change in Control (i) by the Company or any subsidiary or Affiliate or any successor entity for any reason other than for Cause or (ii) by the Grantee within 90 days after there is (a) a material adverse change in the nature of the Grantee’s duties or responsibilities from those in effect immediately prior to the Change in Control, provided that merely ceasing to be an officer of a public company shall not, by itself, constitute a material adverse change for purposes of this provision, (b) a material reduction in the Grantee’s base compensation or incentive compensation opportunities from those in effect immediately prior to the Change in Control or as they respectively may be increased thereafter from time to time or (c) a mandatory relocation of Grantee’s principal place of work in excess of 50 miles.

Dividend Equivalent Rights shall be determined in accordance with Section 4 hereof as if the date of Termination were the end of the Performance Period.

Any Performance Stock Units that vest pursuant to this Section 7 shall be settled as soon as possible following the Termination but in no event later than 60 days following the date of the Termination.

For purposes of this Section 7, “Cause” means conduct involving one or more of the following: (i) the substantial and continuing failure of the Grantee to perform substantially all of his or her duties to the Company in accordance with the Grantee’s obligations and position with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after 30 days’ notice from the Company, such notice setting forth in reasonable detail the nature of such failure, and in the event the Grantee fails to cure such breach or failure within 30 days of notice from the Company, if such breach or failure is capable of cure; (ii) the violation of a Company policy, which violation could reasonably be expected to result in Termination; (iii) dishonesty, gross negligence, breach of fiduciary duty; (iv) the commission by the Grantee of an act of fraud or embezzlement, as found by a court of competent jurisdiction; (v) the conviction of the Grantee of a felony; or (vi) a material breach of the terms of an agreement with the Company, provided that the Company provides the Grantee with adequate notice of such breach and the Grantee fails to cure such breach, if the breach is reasonably curable, within thirty (30) days after receipt of such notice.

8.Nontransferability of Award

No portion of this award shall be transferable during the Grantee's lifetime. The Grantee may, from time to time, designate one or more beneficiary or beneficiaries (including contingently or successively) to whom any award under this Agreement shall be paid in case of the Grantee's death. Each such designation shall revoke all prior designations by the Grantee, shall be in a form prescribed by the Company and shall be effective only when filed by the Grantee in writing with the Company during the Grantee's lifetime. In the absence of any such designation, in the event of the Grantee's death, awards under this Agreement shall be transferable only by will or the laws of descent and distribution. The transferability of the Shares issued in settlement of the Performance Stock Units and Dividend Equivalent Rights may also be limited in accordance with any legend on the certificate(s) representing such Shares that restricts the transferability of the Shares.

9.Withholding

The Company's obligation to deliver certificate(s) representing Shares issued to settle vested Performance Stock Units and Dividend Equivalent Rights shall be subject to the satisfaction of applicable tax withholding requirements, including federal, state and local requirements. Unless, prior to the end of the Performance Period (or, in the case of a Termination described in Section 7, settlement of the Performance Stock Units and any Dividend Equivalent Rights), the Grantee notifies the Company of the Grantee’s intention to remit (and before the settlement date the Grantee does actually remit) sufficient funds to the Company or the Grantee's employer to satisfy all applicable withholding requirements prior to the date Shares are to be delivered to the Grantee, then, subject to applicable law, the Company or the Grantee's employer shall withhold Shares otherwise deliverable to the Grantee with a Fair Market Value sufficient to satisfy the applicable withholding requirements.

10.Amendments

The Committee may from time to time amend the terms of this Agreement to the extent it deems appropriate to carry out the terms and provisions of the Plan. Notwithstanding the foregoing, any amendment materially adverse to the economic interests of the Grantee shall be effective only if consented to by the Grantee in writing.

11.Incorporation of Plan Terms

The terms and conditions of the Plan are incorporated into and made a part of this Agreement. In the event of any difference between the provisions of this Agreement and the terms of the Plan, the terms of the Plan will control.

12.Interpretation of Agreement and Plan

The Committee shall have sole power to interpret and construe any provisions of this Agreement or the Plan. Any such interpretation or construction made by the Committee shall be final and conclusive.

13.Grant Not to Affect Employment

The Performance Stock Units and Dividend Equivalent Rights granted hereunder and Shares issued in settlement of the Performance Stock Units and Dividend Equivalent Rights shall not confer upon the Grantee any right to continue in the employment of the Company or its subsidiaries or Affiliates.

14.Severability

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Unless such an invalid or unenforceable provision can be appropriately reformed or modified, this Agreement shall be construed as if such provision were omitted.

15.Miscellaneous

The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

16.Securities Laws

The Committee may from time to time impose any conditions on the Performance Stock Units, Dividend Equivalent Rights or Shares issued in settlement of the Performance Stock Units or Dividend Equivalent Rights as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the requirements of applicable securities laws. In addition, (i) Performance Stock Units and Dividend Equivalent Rights granted under this Agreement, (ii) shares issued in settlement of such Performance Stock Units and Dividend Equivalent Rights and (iii) proceeds from the sale of such shares, shall be subject to the Company’s right to recover compensation under any clawback or similar policy that may be adopted by the Company from time to time.

17.Notices

All notices or other communications given hereunder shall be in writing, and any notices or other communications required to be given hereunder shall be sent by registered or certified mail, return receipt requested, postage prepaid, or by hand delivery, or expedited delivery service, delivery charges prepaid and with acknowledged receipt of delivery. A notice or other communication shall be deemed given on the date of acceptance or refusal of acceptance shown on such receipt, and shall be addressed, as the case may be, to the Grantee and to the Company at the following applicable address:

(a)If to the Grantee, to the most recent address for Grantee that the Company or its subsidiaries have in their records.

(b)If to the Company, to:
Portland General Electric Company
Attn: Vice President, Human Resources
121 SW Salmon St
Portland OR 97204

Any party may, by notice given in compliance with this Section, change its address for all subsequent notices. Notice by either party shall be deemed sufficient if signed by such party's counsel and also, in the case of the Company, by any of the Company's officers, if otherwise given in compliance with this Section.

18.Entire Agreement

This Agreement (which incorporates the terms and conditions of the Plan) constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement supersedes all prior discussions, negotiations, understandings, commitments and agreements with respect to such matters.

19.Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon. With respect to any suit, action or proceedings relating to this Agreement (the "Proceedings"), each party irrevocably submits to the exclusive jurisdiction of the courts of the State of Oregon and the United States District Court located in Multnomah County, Oregon, and irrevocably waives any objection that it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party. Nothing in this Agreement precludes either party from enforcing in any jurisdiction any judgment, order or award obtained in any such court.

20.Grantee Acknowledgement

Grantee acknowledges that he/she had sufficient time to consider this Agreement and to seek legal consultation and has fully read and understands this Agreement.

JAMES A. AJELLO	PORTLAND GENERAL ELECTRIC COMPANY

By:
Its:
Date:	Date:

Appendix A
Calculation of Performance Percentage